Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this registration statement on Form S-8 filed on January 12, 2016 of Luxoft Holding, Inc. of our report dated July 1, 2015, with respect to the consolidated financial statements of Luxoft Holding, Inc. and its subsidiaries included in its annual report on Form 20-F for the year ended March 31, 2015 filed with the Securities and Exchange Commission on July 1, 2015.

/s/ Ernst & Young LLC
January 12, 2016